AMERICAN HONDA FINANCE CORPORATION
MONTHLY SERVICER REPORT -- Honda Auto Receivables 2000-1 Owner Trust
04/01/2001 through 04/30/2001

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance					$1,100,025,487.15
(B) Total Securities Balance					$1,100,025,487.15
(C) Class A-1 Notes
(i) Class A-1 Notes Balance					$298,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)					27.09%
(iii) Class A-1 Notes Rate					6.71125%
(iv) Class A-1 Notes Accrual Basis					Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance					$240,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)					21.82%
(iii) Class A-2 Notes Rate					6.650%
(iv) Class A-2 Notes Accrual Basis					30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance					$386,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)					35.09%
(iii) Class A-3 Notes Rate					6.620%
(iv) Class A-3 Notes Accrual Basis					30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance					$129,270,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)					11.75%
(iii) Class A-4 Notes Rate					6.670%
(iv) Class A-4 Notes Accrual Basis					30/360
(G) Certificates
(i) Certificates Balance					$46,755,487.15
(ii) Certificates Percentage (G(i)/B)					4.25%
(iii) Certificates Rate					6.670%
(iv) Certificates Accrual Basis					30/360
(H) Servicing Fee Rate					1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)					6.85%
(ii) Weighted Average Original Maturity (WAOM)					55.72	months
(iii) Weighted Average Remaining Maturity (WAM)					45.35	months
(iv) Number of Receivables					87,294
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage					0.50%
(ii) Reserve Account Initial Deposit					$5,500,127.44
(iii) Specified Reserve Account Percentage					0.75%
(iv) Specified Reserve Account Balance					$8,250,191.15

(K) Yield Supplement Account Deposit					$23,950,083.32

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance					$904,189,147.85
(B) Total Securities Balance					$904,189,147.85
(C) Cumulative Note and Certificate Pool Factor					0.8219711
(D) Class A-1 Notes
(i) Class A-1 Notes Balance					$102,163,660.70
(ii) Class A-1 Notes Pool Factor					0.3428311
(iii) Class A-1 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall					$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance					$240,000,000.00
(ii) Class A-2 Notes Pool Factor					1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall					$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance					$386,000,000.00
(ii) Class A-3 Notes Pool Factor					1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall					$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance					$129,270,000.00
(ii) Class A-4 Notes Pool Factor					1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall					$0.00
(H) Certificates
(i) Certificates Balance					$46,755,487.15
(ii) Certificates Pool Factor					1.0000000
(iii) Certificates Interest Carryover Shortfall					$0.00
(iv) Certificates Principal Carryover Shortfall					$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall					$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account					$8,250,191.15
(ii) Yield Supplement Account					$16,994,926.91
(iii) Payahead Account					$167,004.13
(iv) Advances Outstanding					$360,339.71
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)					6.86%
(ii) Weighted Average Remaining Maturity (WAM)					39.75	months
(iii) Number of Receivables					82,335
(L) Note and Certificate Percentages
(i) Note Percentage					100.00%
(ii) Certificate Percentage					0.00%

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$471,744.41
(ii) Prepayments in Full					276,312.71
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Total Collections					$764,828.19
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))					$16,771.07
(D) Simple Interest Receivables Principal
(i) Principal Collections					$22,397,388.84
(ii) Prepayments in Full					$10,567,036.82
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$5,006,235.43
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$27,921.24
(ii) Current Advance Amount					$29,267.78
(G) Interest Advance for simple Interest - Net					$45,855.11
(H) Payahead Account
(i) Payments Applied					33,332.50
(ii) Additional Payaheads					$44,542.62
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					6.86%
(ii) Weighted Average Remaining Maturity (WAM)					38.86	months
(iii) Remaining Number of Receivables					81,144

# Units		Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	1,180	1.45%	$13,658,824.12		1.57%
(ii) 61-90 Days Delinquent	156	0.19%	$1,722,385.24		0.20%
(ii) 91 Days or More Delinquent	16	0.02%	$181,911.78		0.02%
(K) Vehicles Repossessed During Collection Period	26	0.03%	$373,907.06		0.04%
(L) Total Accumulated Repossessed Vehicles in Inventory	47	0.06%	$651,615.22		0.07%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$33,027.41
(C) Yield Supplement Account Investment Income					$70,775.86
(D) Trust Fees Expense					$0.00
(E) Aggregate Net Losses for Collection Period					$205,517.90
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					354,855.13
(ii) Liquidation Proceeds					135,213.12
(ii) Recoveries from Prior Month Charge Offs					$14,124.11
(G) Days in Accrual Period					29
(H) Deal age					7

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)					$5,070,208.15

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$33,712,482.78
(B) Liquidation Proceeds (IV(F(i)))					135,213.12
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					14,124.11
(E) Total Principal Collections (A+B+C+D)					$33,861,820.01

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$38,932,028.16

VIII. YIELD SUPPLEMENT DEPOSIT					$1,048,854.30

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$39,980,882.46

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$753,490.96
(ii) Servicing Fee Paid					$753,490.96
(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$33,027.41
(C) Yield Supplement Account Investment Income (IV(C))					$70,775.86
(D) Trust Fees Expense (IV(D))					$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$552,325.84
(b) Class A-1 Notes Interest Paid					552,325.84
(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$1,330,000.00
(b) Class A-2 Notes Interest Paid					1,330,000.00
(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$2,129,433.33
(b) Class A-3 Notes Interest Paid					2,129,433.33
(c) Class A-3 Notes Interest Shortfall					$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due					$718,525.75
(b) Class A-4 Notes Interest Paid					718,525.75
(c) Class A-4 Notes Interest Shortfall					$0.00
(v) Total Note Interest
(a) Total Note Interest Due					$4,730,284.92
(b) Total Note Interest Paid					4,730,284.92
(c) Total Note Interest Shortfall					$0.00
(d) Reserve Fund Withdrawn for Note Interest					$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))					$34,497,106.58
(B) Principal
(i) Noteholders' Principal Distribution Amounts					$34,067,337.91
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due					$34,067,337.91
(b) Class A-1 Notes Principal Paid					34,067,337.91
(c) Class A-1 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due					$0.00
(b) Class A-2 Notes Principal Paid					$0.00
(c) Class A-2 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due					$0.00
(b) Class A-3 Notes Principal Paid					$0.00
(c) Class A-3 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due					$0.00
(b) Class A-4 Notes Principal Paid					$0.00
(c) Class A-4 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due					$34,067,337.91
(b) Total Notes Principal Paid					34,067,337.91
(c) Total Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account					$429,768.67
Amount deposited into reserve Account					0.00
Excess funds available to Certificateholders					429,768.67

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificates Interest Due					$259,882.58
(ii) Certificates Monthly Interest Paid					259,882.58
(iii) Certificates Monthly Interest Shortfall					$0.00
(B) Principal
(i) Certificates Principal Due					$0.00
(ii) Certificates Principal Paid					$0.00
(iii) Certificates Principal Shortfall					$0.00
(C) Release to Seller					$169,886.09

DISTRIBUTIONS SUMMARY

(A) Total Collections					$39,980,882.46
(B) Service Fee					$753,490.96
(C) Class A1 Amount					$34,619,663.75
(D) Class A2 Amount					$1,330,000.00
(E) Class A3 Amount					$2,129,433.33
(F) Class A4 Amount					$718,525.75
(G) Amount of Deposit into Reserve Account					$0.00
(H) Certificateholders					$259,882.58
(I) Release to seller					$169,886.09
(J) Total amount distributed					$39,980,882.46
(K) Amount of Draw from Reserve Account					$0.00

PORTFOLIO AND SECURITY SUMMARY

			Beginning		End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION			of Period		of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes			$857,433,660.70		$823,366,322.79
(ii) Note Pool Factor			0.8140682		0.7817239
(iii) Class A-1 Notes Balance			102,163,660.70		68,096,322.79
(iv) Class A-1 Notes Pool Factor			0.3428311		0.2285112
(v) Class A-2 Notes Balance			240,000,000.00		240,000,000.00
(vi) Class A-2 Notes Pool Factor			1.0000000		1.0000000
(vii) Class A-3 Notes Balance			386,000,000.00		386,000,000.00
(viii) Class A-3 Notes Pool Factor			1.0000000		1.0000000
(ix) Class A-4 Notes Balance			129,270,000.00		129,270,000.00
(x) Class A-4 Notes Pool Factor			1.0000000		1.0000000
(xi) Certificates Balance			46,755,487.15		46,755,487.15
(xii) Certificates Pool Factor			1.0000000		1.0000000
(xiii) Total Principal Balance of Notes and Certificates			904,189,147.85		870,121,809.94

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)			6.86%		6.86%
(ii) Weighted Average Remaining Maturity (WAM)			39.75	months	38.86	months
(iii) Remaining Number of Receivables			82,335		81,144
(iv) Portfolio Receivable Balance			$904,189,147.85		$870,121,809.94
(C) Outstanding Advance Amount			$360,339.71		$407,541.36
(D) Outstanding Payahead Balance			$167,004.13		$178,214.25

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$8,250,191.15
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					8,250,191.15
(E) Reserve Account Required Amount					8,250,191.15
(F) Final Reserve Account Required Amount					8,250,191.15
(G) Excess Reserve Account Amount					0.00
(H) Ending Reserve Account Balance					8,250,191.15

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					16,994,926.91
(B) Investment Earnings					70,775.86
(C) Investment Earnings Withdraw					70,775.86
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					1,048,854.30
(F) Ending Yield Supplement Account Balance					15,946,072.61

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$135,213.12
(ii) Recoveries on Previously Liquidated Contracts					14,124.11
(B) Aggregate Net Losses for Collection Period					205,517.90
(C) Net Loss Rate for Collection Period (annualized)					0.28%
(D) Cumulative Net Losses for all Periods					686,265.90

	# Units	Dollar Amount
(E) Delinquent Receivables
(i) 30-59 Days Delinquent	1,180	1.45%	$13,658,824.12		1.57%
(ii) 60-89 Days Delinquent	156	0.19%	$1,722,385.24		0.20%
(ii) 90 Days or More Delinquent	16	0.02%	$181,911.78		0.02%

	# Units	Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	26	0.03%	$373,907.06		0.04%
(B) Total Accumulated Repossessed Vehicles in Inventory	47	0.06%	$651,615.22		0.07%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.19%
(ii) Preceding Collection Period					0.17%
(iii) Current Collection Period					0.28%
(iv) Three Month Average (Avg(i,ii,iii))					0.21%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					0.24%
(ii) Preceding Collection Period					0.25%
(iii) Current Collection Period					0.27%
(iv) Three Month Average (Avg(i,ii,iii))					0.25%

(C) Loss and Delinquency Trigger Indicator					Trigger was not hit.

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance